Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Rule 13a-14a/15d-14a Certification

I, Matthew C. Hill, certify that:

(1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of STRATA Skin Sciences, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

STRATA SKIN SCIENCES, INC.
Dated: November 20, 2019
	By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer

E-31.2